UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  July 1, 2005

                        FIRST CHOICE HEALTH NETWORK, INC.
               (Exact name of registrant as specified in charter)

                                   Washington
                 (State or other jurisdiction of incorporation)

                                     0-23998
                                (SEC File Number)

                                   91-1272766
                        (IRS Employer Identification No.)

    600 University Street, Ste. 1400
    Seattle, Washington                                        98101
    (Address of principal executive offices)                 (Zip Code)

               Registrant's telephone number, including area code:

                                 (206) 292-8255

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 1, 2005, First Choice Health Network, Inc. (the "Company"), named Stacy A. Kessel the Company's new Chief Financial Officer. Kenneth A. Hamm was promoted to Executive Vice President and Chief Operating Officer in connection with Ms. Kessel's appointment.

Ms. Kessel, 39, is now Vice President and Chief Financial Officer of the Company. She initially joined the Company in 2000 and has previously served in various positions including Vice President--Healthcare Economics and Underwriting and, for the last year, Vice President--Finance. Prior to joining the Company, Ms. Kessel spent five years as the Healthcare Economics Manager at Premera Blue Cross, a nonprofit regional health plan, focusing on their managed care products. She also worked with the audit department at Deloitte & Touche LLP for six years, focusing primarily on healthcare and financial institutions, and spent a year and a half with MultiCare Health System, a regional healthcare provider, managing their finance department. Ms. Kessel earned a Bachelor degree in accounting from Central Washington University in 1988 and is a certified public accountant.

Biographical information for Mr. Hamm and information regarding his business experience is included in the Company's proxy statement for the Company's annual shareholder meeting held in June 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   FIRST CHOICE HEALTH NETWORK, INC.


Dated:  August 15, 2005            By: /s/ Kenneth A. Hamm
                                      ------------------------------------------
                                      Kenneth A. Hamm
                                      Executive Vice President and Chief
                                      Operating Officer